UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2013

Planar Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(Address of principal executive offices, including zip code)

(503) 748-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 20, 2013, Planar Systems, Inc. issued a press release announcing its financial and operating results for the fourth quarter and the fiscal year ended September 27, 2013, and its expectations regarding certain financial results for the first quarter of fiscal 2014 and for the full 2014 fiscal year (the “Earnings Release”). The Earnings Release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. The Earnings Release is furnished herewith as Exhibit 99.1 to this report and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), the Earnings Release contains non-GAAP financial measures. Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on a consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated basis financial results. The Company discloses this information to the public to enable investors to be able to more easily assess the Company’s performance on the same basis applied by management.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit	Description

99.1	Press release issued by Planar Systems, Inc. on November 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ STEPHEN M. GOING
Stephen M. Going
Senior Vice President, General Counsel and Secretary

Date: November 20, 2013